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                                                                    EXHIBIT 10.3


                            FORM OF LETTER AGREEMENT
                         WITH CERTAIN LEVEL 8 EXECUTIVES

Date

Name
Address

City, State ZIP

Dear (Name):

It's with pleasure, I confirm your continued employment with Hanover Direct as (TITLE), reporting to (NAME). This letter will highlight essential details and summarize information concerning the terms and conditions of your employment with Hanover Direct.

Your bi-weekly salary is $XXXX.XX, which annualized is equivalent to $XXX,XXX. You will be eligible for a performance review in March 2004, and thereafter, under the current practices of the Company, will be reviewed in March of all subsequent years.

In addition, as part of your annual cash compensation, you will be eligible for a maximum performance bonus of 125% of your base salary, 75% at target, 50% at threshold, based on attainment of EBITDA goals.

You are also guaranteed:

- In the event that your employment by Hanover Direct is involuntarily terminated by the Company for any reason other than cause, you will receive a payment equal to eighteen (18) months of severance, defined as base salary and COBRA reimbursement, subject to a release in favor of the Company

- Should a Change of Control occur, your severance entitlement is equal to eighteen (18) months of base salary in accordance with the terms of the Company's Eighteen Month Key Executive Compensation Continuation Plan

- Additionally, you will receive a Transaction Bonus equal to 50% of your base salary upon the occurrence of a Change of Control

As a Hanover Direct employee you are eligible to participate in the following:

-        5 weeks vacation annually

- The base medical and dental plans of the Company and the Exec-U-Care program

- Company paid Life Insurance, with the option to buy supplemental insurance

- Company paid Long Term Disability, with the option to buy supplemental insurance

- Company paid Accidental Death and Dismemberment Insurance, with the option to buy supplemental insurance

-        401(k) retirement savings plan

-        Employee merchandise discounts of up to 45%

-        The 2000 Management Stock Option Plan
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(NAME), you must acknowledge, confirm and agree that in your position as
(TITLE), you will be privy to and put in possession of certain confidential information, proprietary property and trade secrets of Hanover Direct, Inc. and that the disclosure or use by you of any such information, property or trade secrets, other than directly for the purposes of fulfilling your job requirements, would damage Hanover Direct, Inc. Accordingly, you acknowledge your continuing duty of confidentiality to Hanover Direct, Inc. and agree that you will hold in the utmost and strictest confidence and will not, without Hanover Direct, Inc.'s prior written permission, use or disclose (or act so as to cause the use or disclosure of) any such confidential information, property and trade secrets. This provision shall survive the termination of your employment with Hanover Direct, Inc.

You also covenant and agree that for a period of two years following termination of your employment with Hanover Direct, Inc. you will not, directly or indirectly, hire or engage, on behalf of yourself or any other person or entity, any person known by you to be a current employee or representative of Hanover Direct, Inc. In addition, you will not, directly or indirectly, during such period, intentionally suggest, assist in or influence a distributor, source, supplier, customer or contractor of Hanover Direct, Inc. to sever his, her or its relationship with, decrease in any material or substantial respect its activity with, or intentionally do anything (whether by act of commission or omission) which would be adverse in any material or substantial respect to the interests of Hanover Direct, Inc. This provision shall survive the termination of your employment with Hanover Direct, Inc.

Please understand the foregoing does not constitute a contract of employment, either expressed or implied. All employees are employed "At Will" and both you and the Company have the right to terminate your employment at any time, for any reason or for no reason. In addition, the Company reserves the right at it's sole discretion to modify, add or delete any of its employee benefit programs or other policies and procedures.

Please sign and return to me one of the enclosed copies of this letter.

                                                     Sincerely,

                                                     ---------------------------
                                                     Thomas C. Shull
                                                     President, CEO and Chairman
                                                     Of the Board

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Name                        Date